As filed with the Securities and Exchange Commission on January 21, 2003
Registration Statement No. 33-102277

___________________________________________________________________________________________
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
Under the Securities Act of 1933
Commission file number: 333-46288

TERRA NOSTRA RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	86-0875500 (I.R.S. Employer Identification No.)

Suite 740, 2160 Rue De La Montagne,
Montreal, Quebec, Canada H3G 2T3; 514-285-4433
 (Address, including zip code and telephone number of registrant's principal executive offices)

W. Scott Lawler, Esq.
1530 9th Avenue, S.E.
Calgary, Alberta T2A 7H8; 403-693-8014
(Name, address, including zip code and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Amount to be Registered	Proposed Offering Price[1]	Proposed Aggregate Offering Price[1]	Amount of Registration Fee
Common Stock, no par value[2]	528,900	$0.10	$52,890	$4.87

1. Estimated solely for purposes of calculating the registration fee.

2. Represents common stock to be registered on behalf of selling shareholders.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement filed with the SEC Commission becomes effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Dated January 20, 2003

TERRA NOSTRA RESOURCES LTD.

528,900 common shares being registered on behalf of selling shareholders.

We will not receive any cash or other proceeds in connection with the sale of shares of common stock offered by the selling shareholders.

The selling shareholders may sell the shares as detailed in the section entitled "SELLING SHAREHOLDERS".

The SEC may deem each selling shareholder to be an underwriter under the U.S. Securities Act of 1933.

Our common stock is not listed on any securities exchange nor quoted on any quotation system. We have an application for quotation of our common stock on the NASD's OTC/BB, which is pending the effectiveness of this registration statement. Upon the effective date of this registration statement, we expect the NASD to consider our application for quotation of our common stock on the OTC/BB.

You should consider the Risk Factors we describe starting on Page 7 before investing in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

PROSPECTUS SUMMARY 5

ABOUT TERRA NOSTRA CORPORATION 5

THE OFFERING 5

RISK FACTORS 6

RISKS RELATING TO OUR BUSINESS: 6

Speculative Business Plan 6

Lack of Operations and Experienced Staff in our Industry 6

History of Losses

Lack of Capital

Possible Dilution in the Event of a Project Acquisition, Merger or Business Acquisition

Lack of Sufficient Revenues from Current Operations

No Assurance of Return on Investment

Marketability of Oil and Gas Affected by Many External Factors

Lack of Public Market

WHERE YOU CAN FIND MORE INFORMATION 8

FORWARD LOOKING STATEMENTS 8

SALES OF SECURITIES BY SELLING SHAREHOLDERS 8

DETERMINATION OF OFFERING PRICE 8

SELLING SHAREHOLDERS 8

LEGAL PROCEEDINGS 10

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 12

DESCRIPTION OF CAPITAL STOCK 14

COMMON STOCK 14

INTERESTS OF NAMED EXPERTS & COUNSEL 14

DESCRIPTION OF BUSINESS 14

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. 16

DESCRIPTION OF PROPERTY 20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 21

TERRA NOSTRA COMMON EQUITY AND RELATED STOCKHOLDER MATTERS 23

EXECUTIVE COMPENSATION 22

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION 23

FINANCIAL STATEMENTS F1-F15

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS 26

ON ACCOUNTING AND FINANCIAL DISCLOSURE 26

INDEMNIFICATION OF DIRECTORS AND OFFICERS 29

EXPERTS 29

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION 29

LEGAL OPINION 29

RECENT SALES OF UNREGISTERED SECURITIES 29

EXHIBITS AND REPORTS ON FORM 8-K 31

UNDERTAKINGS 32

SIGNATURES 33

PROSPECTUS SUMMARY

The following summary contains basic information about this offering of shares of common stock of Terra Nostra Resources Ltd. (referred to herein as "the Company", "we", "our" and similar terms). It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

ABOUT TERRA NOSTRA RESOURCES LTD.

At present, Terra Nostra owns a 10% interest in certain oil and gas assets, known as the Kejr leases, located in the State of Colorado. This interest produces very limited income, which is not sufficient to cover Terra Nostra's operating expenses. Terra Nostra is currently attempting to acquire mining prospects in order to grow its income and operations. Terra Nostra is especially interested in gold prospects. Terra Nostra's current operations are limited to the management of its oil and gas investment and locating potential new acquisitions.

Terra Nostra will need to raise additional capital to meet its operating expenses and to be able to development any prospects that it might acquire, if any. There is no assurance at this time that Terra Nostra will be able to raise sufficient funds to meet its operating expenses or to grow its business operations to the point that it reaches profitability. Terra Nostra's principal executive offices are located at Suite 740, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3 and the telephone number at that location is (514) 285-4433.

THE OFFERING
Resales by selling shareholders

We are registering 528,900 shares of common stock on behalf of the selling shareholders. We will not receive any cash or other proceeds from the selling shareholders' sale of their common shares. We are not selling any common shares on behalf of selling shareholders. We have no control or affect on these selling shareholders. See "SELLING SHAREHOLDERS."

Common Shares Currently Outstanding	14,528,900

Percent of Outstanding Common Shares Offered by Selling Shareholders	3.6%
Terra Nostra Common Stock	There currently is no trading Terra Nostra the common stock offered under this registration statement. See "TERRA NOSTRA COMMON EQUITY AND RELATED STOCKHOLDER MATTERS" below.
Risk Factors

An investment in Terra Nostra has material risks, such as uncertainty of future financial results, liquidity dependent on additional capital and debt financing, and risks related to our operations. See "RISK FACTORS".

Transfer Agent	Our transfer agent is: Holladay Stock Transfer Company, Inc. 2939 North 67th Place Scottsdale, Arizona 85251

RISK FACTORS

The following is a summary of the material risks relating to Terra Nostra. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

RISKS RELATING TO OUR BUSINESS:

Speculative Business Plan

At present Terra Nostra owns investments in oil and gas assets. Terra Nostra plans to continue to be involved in projects by which it can increase its asset base. However, our ability to achieve these goals will be subject to finding projects that can be acquired by issuance of shares of our stock or by securing private financing. We have been focusing our efforts recently on reviewing and negotiating the acquisition of mineral prospects. As of the date of this filing, we have not been successful in closing any such acquisitions. The parties with whom we have held acquisition negotiations appear to be insistent on the Company's stock being listed on an exchange or quotation system. Terra Nostra's stock currently is not listed on any exchange or quotation system. We do not know at this time if any of such transactions are available or possible.

Lack of Operations and Experienced Staff in our Industry

We do not have an operating history upon which an evaluation of our prospects can be based, therefore, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by small companies seeking to identify and fund business opportunities which may have substantial risk of failure. We will need to add more employees and associates to our staff who have experience in the industries which we expect to target. To address these risks, we must, among other things, attract, retain and motivate qualified personnel. We have no assurance that we will be able to meet the challenge of managing an operating business or of attracting the required experienced personnel to operate our business.

History of Losses

We have incurred losses and anticipate continued losses in the future. As of December 31, 2001 we had an accumulated deficit of $55,727 and as of December 31, 2000, we had an accumulated deficit of $54,537. We have not yet achieved profitability and expect to continue to incur net losses until we recognize sufficient revenues from either our oil and gas investments or from an acquisition in the mineral industry. See, "Management's Discussion and Analysis or Plan of Operation - General" for a more detailed discussion regarding our historical cash flows.

Lack of Capital

We currently have insufficient capital necessary to acquire additional assets from which the Company may realize additional revenue. Any assets that are acquired will have to be done through the issuance of additional stock or additional indebtedness. The issuance of additional stock could result in dilution, as discussed below. The issuance of additional indebtedness could hamper our ability to generate net profits, depending on the repayment terms and other factors that determine the overall cost of such indebtedness.

Possible Dilution in the Event of a Project Acquisition, Merger or Business Acquisition

Part of our business plan is to attract possible project, merger or business acquisition candidates through the issuance of additional shares of our stock. The acquisition of mineral projects through project or property acquisitions, a merger or a business acquisition will most likely require the issuance of the Company's stock as consideration for such acquisition. If any such acquisition occurs, a significant number of shares could be issued and as a result dilute the respective percentage ownership of all investors that own shares of Terra Nostra at that time.

Lack of Sufficient Revenues from Current Operations

Terra Nostra currently does not realize sufficient revenues from operations to cover operating expenses, and we currently cannot anticipate when we will commence generating revenues from operations sufficient to cover our administrative expenses and sustain planned growth. In the event that additional capital is required, there can be no assurance that Terra Nostra can successfully raise such additional funds.

No Assurance of Return on Investment

Even if we are successful in locating suitable acquisitions or merger candidates and completing such transactions, it is still possible that the investors will not receive amounts equal to their investment in Terra Nostra. Given the substantial risk of thinly capitalized corporations, such as ours, it is very possible that the market value of our stock will not provide an investor with the ability to either recoup his or her investment capital or a return on his or her investment. No investment should be made by a person who is not in a position to lose the entire amount of their investment.

Marketability of Oil and Gas Affected by Many External Factors

As a portion of our possible future revenue stream will depend on revenues obtained from oil and gas operations, it is necessary to note that in general the marketability of oil and gas can be affected by numerous external factors beyond our control. These factors include:

- market fluctuations

- the world price of oil

- the supply and demand for gas

- the deregulation of gas prices

- the proximity to and capacity of oil and gas pipelines and processing equipment, and government regulations, including

regulations relating to prices, taxes, royalties, land tenure, allowable production and the import and export of oil and gas and environmental protection

The effect of these factors on our future cash flows cannot be accurately predicted.

Lack of Public Market

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. We have an application for quotation of our common stock on the NASD's OTC/BB, which is pending the effectiveness of this registration statement. Upon the effective date of this registration statement, we expect the NASD to consider our application for quotation of our common stock on the OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Terra Nostra's the common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can read and copy these materials at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you access over the Internet at http://www.sec.gov.

FORWARD LOOKING STATEMENTS

This registration statement includes or incorporates by reference forward-looking statements that reflect our current view of future events and financial performance. These forward-looking statements are subject to numerous risks and uncertainties, including those factors discussed elsewhere in or incorporated by reference into this prospectus, the prospectus supplement, any pricing supplement and our other filings with the SEC.

These risks and uncertainties could cause actual results or events to differ materially from anticipated or historical results. You can identify forward-looking statements by our use of words like "anticipate", "believe", "budget", "estimate", "expect", "forecast", "intend", "may", "plan", "predict," "project", "should", "could" and similar expressions. Any statement that is not a historical fact is a forward-looking statement. We caution you not to place undue reliance on these forward-looking statements, whether as a result of new information, future events or otherwise.

SALES OF SECURITIES BY SELLING SHAREHOLDERS

The securities of the selling shareholders offered pursuant to this registration statement and this prospectus are for the benefit of the selling shareholders. We are not selling common stock on behalf of the selling shareholders and have no control or effect on the 528,900 shares of common stock. Terra Nostra will not share in or receive any part of the proceeds realized on the sale of any of the 528,900 shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price will be determined by the prevailing market price at the time of the sales by the selling shareholders.

SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

The selling shareholders may sell their common stock in one or more transactions, which may include "block" transactions in the OTC/BB market, in negotiated transactions in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may effect such transactions by selling the common stock and the shares underlying the warrants directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both. The selling shareholders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

Terra Nostra is not aware of any current or future plans, proposals arrangements or understandings by any selling shareholders that are corporations, partnerships or other legal entities to distribute their shares to their respective outstanding shareholders or partners.

We are not aware of any plans, arrangements or understandings by any selling shareholders to sell their shares to any particular individual(s) or to use such shares to satisfy contractual obligations.

Terra Nostra will receive no portion of the proceeds from the sale of the shares by the selling shareholders. We will pay the registration fees associated with this registration statement. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the shares will be paid by the selling shareholders.

This offering by selling shareholders will remain outstanding until all common shares are sold or until terminated by the selling shareholders. On behalf of the selling shareholders, we are registering 528,900 shares of common stock currently outstanding. The percentage owned prior to and after the offering reflects all of the then-outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Following is a list of selling shareholders whose shares are being registered and offered by this registration statement, which list includes each selling shareholder's name, any position or natural relationship with Terra Nostra or any of its predecessors or affiliates during the past 3 years, the amount of securities owned by each selling shareholder prior to the offering, the amount to be offered for the selling shareholder account and the amount and percentage of the class to be owned after the offering is complete, if more than 1%.

Name	Position or Relation-ship to Terra Nostra Corporation (last 3 years)	# of Shares owned prior to Offering	# of Shares Offered by Selling Shareholder	# of Shares Owned after Offering	% of Class Owned after the Offering
Robert J. Anderson	N/A	3,000	3,000	-0-	-
Maureen Armstrong	N/A	2,500	2,500	-0-	-
Manish Bindal	N/A	2,500	2,500	-0-	-
Sehra Bindal	N/A	2,500	2,500	-0-	-
Mary C. Blue	N/A	5,000	5,000	-0-	-
Don Byers	N/A	5,000	5,000	-0-	-
Marilyn Byers	N/A	5,000	5,000	-0-	-
Dorothy M Casady	N/A	5,000	5,000	-0-	-
George Christou	N/A	5,000	5,000	-0-	-
Ed Chynoweth	N/A	5,000	5,000	-0-	-
Tyler Cran	N/A	2,500	2,500	-0-	-
Jacqueline Danforth	N/A	5,000	5,000	-0-	-
Kimberly Danforth	N/A	2,500	2,500	-0-	-
Double D. Ventures Inc.	N/A	5,000	5,000	-0-	-
Larry Dziwenka	N/A	5,000	5,000	-0-	-
Irene Fisher	N/A	2,500	2,500	-0-	-
Donna Gilbrech	N/A	20,000	20,000	-0-	-
Scott Hansen	N/A	10,000	10,000	-0-	-
Hansen Retirement Strategies	N/A	20,000	20,000	-0-	-
Investment Painting Services	N/A	20,000	20,000	-0-	-
Jean Dan Management Ltd.	N/A	4,900	4,900	-0-	-

Patricia Kellough	N/A	5,000	5,000	-0-	-
Victor Kellough	N/A	5,000	5,000	-0-	-
Tom Kennedy	N/A	5,000	5,000	-0-	-
Karen Koyich	N/A	5,000	5,000	-0-	-
Scott Koyich	N/A	5,000	5,000	-0-	-
Bill Lannon	N/A	20,000	20,000	-0-	-
Donald Nicholson	N/A	15,000	15,000	-0-	-
Harold V. Pedersen	N/A	5,000	5,000	-0-	-
Merla Pedersen	N/A	2,500	2,500	-0-	-
David Power	N/A	5,000	5,000	-0-	-
Oly Ratzlaff	N/A	1,000	1,000	-0-	-
David Romano	N/A	5,000	5,000	-0-	-
Laura Romano	N/A	5,000	5,000	-0-	-
Elizabeth Ringoir	N/A	5,000	5,000	-0-	-
Tom Ringoir	N/A	5,000	5,000	-0-	-
Charles C. Rumsey, Jr.	N/A	20,000	20,000	-0-	-
Regency Salvage Inc.	N/A	240,000	240,000	-0-	-
Geoff Saxton	N/A	5,000	5,000	-0-	-
Lisa Saxton	N/A	5,000	5,000	-0-	-
Teresa Sparham	N/A	2,500	2,500	-0-	-
Clint Stewart	N/A	5,000	5,000	-0-	-
Evelyn Stewart	N/A	5,000	5,000	-0-	-
Paris Tippe	N/A	5,000	5,000	-0-	-
Chung S. Yue	N/A	5,000	5,000	-0-	-
Lydia Yue	N/A	5,000	5,000	-0-	-
John Zupancic	N/A	5,000	5,000	-0-	-
Mary Alice Zupancic	N/A	5,000	5,000	-0-	-

LEGAL PROCEEDINGS

Terra Nostra is not involved in any legal proceedings as of the date of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of all directors and executive officers of Terra Nostra as of December 31, 2002, indicating all positions and offices with Terra Nostra held by each such person:

Name	Age	Title and Position Held
Regis Bosse	49	President/Treasurer, Member of the Board of Directors
Richard St. Julien	33	Secretary, Member of the Board of Directors
Clement Patenaude	60	Member of the Board of Directors
Carl Caumartin	41	Member of the Board of Directors
Marcel Lalancette	58	Member of the Board of Directors

The members of Terra Nostra's Board of Directors are elected by the holders of Terra Nostra's common stock. Cumulative voting for directors is not permitted. The current management group, which was appointed in 2002, intends to give notice of and hold the Company's Annual Shareholders' Meeting on May 30, 2003. The term of office of directors of Terra Nostra ends at the next annual meeting of Terra Nostra's shareholders or when their successors are elected and qualified. The annual meeting of shareholders is specified in Terra Nostra's bylaws to be held on a date as fixed from time to time by the Board of Directors. The term of office of each officer of Terra Nostra ends at the next annual meeting of our Board of Directors, expected to take place immediately after the next annual meeting of shareholders, or when his successor is elected and qualifies. No organization by which any officer or director previously has been employed is an affiliate, parent, or subsidiary of Terra Nostra.

Regis Bosse - President/Treasurer, Member of the Board of Directors. Mr. Bosse joined the Board of Directors of Terra Nostra on February 5, 2002 and became the Company's President and Treasurer on August 30, 2002. From 1999 to present, Mr. Bosse was the Executive Vice President of Arena Gold Resources Inc., a reporting issuer under the securities laws of the Provinces of Quebec, Alberta and British Columbia. From 1997 to 1999, Mr. Bosse was an investment advisor with Desjardins Securities. From 1980 to 1996, Mr. Bosse practiced as a Certified General Accountant. Mr. Bosse received his degree as a certified general account in 1978 and took the Canadian Securities Course and received his Canadian Securities Diploma in 1996.

Mr. Richard St. Julien -Secretary, Member of the Board of Directors. Mr. St. Julien joined the Board of Directors and was named the Company's Secretary on August 30, 2002. Mr. St. Julien has also been a member of the Board of Directors of Vectoria Inc., an internet telephony services company, since November 2001. Mr. St. Julien has a Bachelor of Law degree from the University of Ottawa. He practices Commercial and International Law since 1992. He has been a practicing attorney since that time and is involved in numerous business ventures as entrepreneur. He has recently moved to Montreal and specializes in International Business Law and Canadian securities law with strategic partners in Western Canada and the USA.

Clement Patenaude -- Member of the Board of Directors. Mr. Patenaude joined the Board of Directors on February 5, 2002. From July 25, 2002 to August 30, 2002, Mr. Patenaude also served as the Company's President. From 1994 to present, Mr. Patenaude has been the President of Reso-Innovac Inc., a private Company. From 1990 to 1994 Mr. Patenaude was a member of the Quebec Prime Minister's Cabinet holding the position of special advisor. Mr. Patenaude holds a PhD. in industrial psychology from the University of Montreal, an M.A. in Psychology from UQAM, and wrote his Master's Thesis at Harvard University in 1972.

Mr. Carl L. Caumartin -- Member of the Board of Directors. Mr. Caumartin joined the Board of Directors on February 5, 2002 and appointed as Vice President on August 30, 2002. From December 2000 to present Mr. Caumartin served as V.P. Exploration and Development with Arena Gold Resources Inc., a reporting issuer under the securities laws of the Province of Quebec, Alberta and British Columbia. From January 2000 to November, 2000 he was a principal with Nueva Millenia Management Corp. From 1996 to 1999 he served as V.P. Exploration with Philippine Gold PLC and from 1995 to 1996 he was the manager of Geology for TVX Gold Inc. Mr. Caumartin holds a B.Sc. in Geological Engineering from Queens University and MBA from the University of Sherbrooke.

Marcel Lalancette - Member of the Board of Directors. Mr. Lalancette joined the Board of Directors on July 25, 2002.

The Board of Directors of Terra Nostra Resources Ltd. presently has no audit committee. The term of office for each director is one (1) year, or until his/her successor is elected at Terra Nostra's annual meeting and qualified. The term of office for each officer of Terra Nostra is at the pleasure of the board of directors.

Identification of Significant Employees

None.

Family Relationships

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of December 30, 2002, with respect to the beneficial ownership of Terra Nostra's common stock by each person known by Terra Nostra to be the beneficial owner of more than 5% of the outstanding common stock, by each of Terra Nostra's officers and directors, and by the officers and directors of Terra Nostra as a group. As pf such date, 14,528,900 shares were issued and outstanding. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Shares	Dual Corp. [1] 4 Eve Street Belize City, Belize	1,400,000	9.6%
Common Shares	Adventure Overseas Holdings Corp. [2] 1st Floor, Providence House East Hill Streeet Nassau, Bahamas	1,400,000	9.6%
Common Shares	Trimax Corp. [3] 1804 Blvd. Le Corbusier Laval, Quebec Canada H7S 2N3	1,250,000	8.6%
Common Shares	Ocean Exploration Ltd. [4] 25 Regent Street Belize City, Belize	187,500 Direct 1,050,000 Indirect[5]	8.5%

Common Shares	Buccaneer Recoveries Ltd.[6] 1530 9th Avenue SE Calgary, Alberta Canada T2G 0T7	1,050,000	7.2%
Common Shares	HYIP Corp. [7] 4 Eve Street Belize City, Belize	950,000	6.5%
Common Shares	Caribbean Overseas Investments Ltd.[8] 25 Regent Street Belize City, Belize	937,500	6.5%
Common Shares	Caroline Winsor 2102 18A Street SW Calgary, Alberta Canada T2T 4W2	750,000 Direct	5.2%
Common Shares	Blue Hole Holdings & Investments Ltd. [9] 25 Regent Street Belize City, Belize	750,000 Direct	5.2%

1. Based on information provided to Terra Nostra, the beneficial owner of this corporation is Richard Kistabish.

2. Based on information provided to Terra Nostra, the beneficial owner of this corporation is Martin Tremblay.

3. Based on information provided to Terra Nostra, the beneficial owner of this corporation is Marcel Beauchamp.

4. Based on information provided to Terra Nostra, control person of this corporation is James Tippee

5. These shares are held by Buccaneer Recoveries Ltd., a wholly owned subsidiary of Ocean Exploration Ltd.

6. Based on information provided to Terra Nostra, the beneficial owner of this corporation is Ocean Exploration Ltd.

7. Based on information provided to Terra Nostra, the beneficial owner of this corporation is Andrea Elguega.

8. Based on information provided to Terra Nostra, the beneficial owner of this corporation is John King.

9. Based on information provided to Terra Nostra, the control person of this corporation is Earl Gilbrech.

The following sets forth information with respect to Terra Nostra's Common Stock beneficially owned by each Officer and Director and by all Directors and Officers as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Clement Patenaude, Director	500,000	3.4%
Common	Regis Bosse, President/Treasurer, Director	500,000	3.4%
Common	Carl Caumartin, Director	500,000	3.4%
Common	Marcel Lalancette	500,000	3.4%
Common	Richard St. Julien, Director, Secretary/Treasurer	-0-	-0-
Common shares held by directors and officers as a group		2,000,000	13.7%

CHANGES OF CONTROL

Management is in the process of seeking a viable mineral development project to acquire. Until a project or suitable company can be identified, Terra Nostra has only limited sources of income. There is no guaranty that management will be able to locate any such project or company. If Terra Nostra is able to find a suitable project or acquisition candidate, any such project or acquisition will most likely result in Terra Nostra having to issue a substantial amount of stock to consummate the transaction.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that Terra Nostra is authorized to issue is 100,000,000 shares of capital stock, $0.001 par value per share (the "Common Stock"). Terra Nostra had 14,528,900 shares of its Common Stock outstanding as of December 30, 2002.

Common Shares

All shares are fully paid and non-assessable. All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or directors or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to Terra Nostra's Articles of Incorporation and its Bylaws as well as to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of shares. The shares of Terra Nostra do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not elect all the directors if they choose to do so. In each event, the holders of the remaining shares aggregating less than fifty percent (50%) will not be able to elect directors.

INTERESTS OF NAMED EXPERTS & COUNSEL

None of the experts or counsel named in the prospectus is affiliated with Terra Nostra.

DESCRIPTION OF BUSINESS

General Description and Development of Business

Unless otherwise noted, all dollar references are in U.S. Dollars.

On February 7, 1994, Terra Nostra Resources, Ltd., a Nevada corporation ("Terra Nostra" or the "Corporation") was incorporated under the laws of the State of Nevada, under the name of Renegade Recreational Rentals, Inc. On February 26, 1996, the major shareholder of the Company sold his shares to Buccaneer Holdings, Inc., a Belize corporation ("Buccaneer Belize"). On February 26, 1996, the Company started to carry on business under the fictitious business name "Buccaneer Holdings, Inc.". The Company commenced business in the oil and gas sector in August, 1996 by purchasing its first oil and gas prospect, known as the Kejr Leases from Buccaneer Belize.

On November 1, 1996, the Company was suspended by the State of Nevada for failure to pay its annual filing fees. On October 11, 2000 the Company paid all filing fees which were due and was re-instated. The Company is current on all of its filing fees with the State of Nevada since its reinstatement. On January 25, 2002, the Company changed its name to "Terra Nostra Resources Ltd". Terra Nostra was incorporated for the business of operating recreational jet boats and to license jet boat rental services in one or more resort locations in the Caribbean and in the warmer zones of the United States. The Company was to purchase its boats from Renegade Recreational Products, Inc., the exclusive manufacturer of the boat. Renegade Recreational Products, Inc. was an affiliate of the Company by virtue of a common shareholder at that time. The Company spent two years attempting to market the boats and to establish rental locations but it was unable to finalize any contracts for rental locations or to raise sufficient capital to meet its ongoing operations.

Terra Nostra appointed 3 additional members to its Board of Directors in early February 2002, each of whom has experience in the resource sector, including but not limited to mining exploration. Terra Nostra has recently commenced a review of the opportunities afforded with its present oil and gas leases and other possible acquisitions in the oil and gas industry and the mining industry as a result of Terra Nostra's newly appointed directors, Regis Bosse, Carl L. Caumartin and Clement Patenaude. Terra Nostra has also commenced a private offering of its securities to raise funds for operating capital and to identify potential resource projects in both oil and gas and mining. See "RECENT SALES OF UNREGISTERED SECURITIES" below.

Terra Nostra's Business

In August 1996, the Company purchased from Buccaneer Belize a 10% interest in certain oil and gas assets, known as the Kejr leases by way of a loan from Buccaneer Belize in the amount of $10,450.00. On September 1, 1996, the loan for $10,450.00 was converted into 500 shares of the Company's common stock. The Company commenced business in the oil and gas industry by the drilling of the first well, the Kejr 23-11, on the leases. The well was completed and production came on line in December 1996. In December 1996, the Company acquired a 2% interest in the Hell's Canyon leases, State of Wyoming lease #96-00367, Township 52 North, Range 70 West, 6th P.M., all of Section 16 and Freehold leases, Township 52 North, Range 70 West, 6th P.M., S/2 SW/4 Section 9. The Hells Canyon Leases were acquired for $2,402.26, which was paid for by the issuance of a total of 120 shares in settlement of the purchase on March 1, 1997.

Terra Nostra participated in drilling of two further wells on the Kejr leases during 1997, one of which was a dry hole and the other well, the Kejr 24-11, which had marginal production and is presently not producing. The Company participated in drilling a well on the Hell's Canyon leases during 1997, which was also a dry hole.

After a number of dry holes, management of the Company was unable to progress the Company beyond its initial oil and gas acquisitions due to a lack of funding and a lack of experienced personnel. The Hell's Canyon leases expired in 2001. Terra Nostra presently holds a 10% working interest in one small producing well located in Colorado, the Kejr 23-11. The operation of the Kejr 23-11 well and the sale of the oil are managed by the operator, Merit Energy Company ("Merit") and thus Terra Nostra is dependent upon the expertise of Merit to deliver the output of this well in the most beneficial manner possible. The operating agreement between the Company and the operator, Merit, requires Merit to comply with any and all environmental and other governmental agency laws, regulations and permit requirements. Merit carries excess liability insurance with a limit of $5,000,000 at a cost of $180.00 per annum. The Company's portion of the liability insurance of $18.00 per annum is passed onto the Company in monthly billings for operating costs. The Company is current in payment of its operating costs. The Company was quoted $12,000. per annum for extra coverage over and above that covered by Merit as operator but declined to effect such coverage as the costs were prohibitive. Any losses or damages caused in the operation of this well that is not covered by operator's insurance would be a liability for the Company. The Company believes that the liability insurance carried by the operator is sufficient to pay for any and all claims which may arise from the operation of the well or any breaches of environmental laws, save for any claims which may be due to operator negligence or fraud. The Company could be named in any litigation brought against the operator by any party and may be found liable should the operator be unable to pay any awards from such litigation. In such event, the Company could be unable to pay and may not be able to continue to exist. The Company will also be liable for a pro-rata portion of expenses incurred in the event the well is shut-in which are estimated to be $6,000.

Terra Nostra does not and will not be sponsoring or undertaking any research and development nor does it hold any patents, copyrights or other intellectual property.

Terra Nostra's business plans and operations are continuing to grow and develop. It is the intent of Terra Nostra to focus its efforts and resources in the gold sector. Management believes that the gold market will become a very profitable industry in long term. Therefore, it is Terra Nostra's intent to acquire properties for exploration or, if possible, acquire properties that are ready for immediate production. Moreover, Terra Nostra has received a preliminary financing commitment for its first resource property acquisition.

The officers and directors of Terra Nostra have been made extensive reviews of opportunities located in Peru. Such opportunities include a potential acquisition of interests in a gold property. Terra Nostra has held negotiations for the acquisition of such property but management believes that it will not be able to conclude any acquisitions until the Company's stock is quoted on the OTC/BB. Terra Nostra is also planning a trip to China to review a separate potential gold property opportunity. Terra Nostra's Vice President and a member of its Board of Directors, Carl Caumartin, has worked on resource properties in the Philippines during his career and thus the company's business plan calls for the review of various mining opportunities in the Philippines.

The mining and the oil and gas businesses are each highly competitive. Terra Nostra faces competition from large numbers of companies engaged in the exploration and development of mineral and oil and gas prospects. Many of the companies so engaged possess greater financial and personnel resources than Terra Nostra and therefore have greater leverage to use in developing such prospects, funding operations, hiring personnel and marketing their production. Accordingly, a high degree of competition in these areas is expected to continue. The major companies in these sectors could aggressively pursue certain acquisition targets that Terra Nostra may be negotiating on and Terra Nostra could not overcome or compete with them due to their financial and corporate strength.

Terra Nostra presently has limited operations. Terra Nostra intends to raise funds for operating capital, to pay expenses and for the acquisition of mining prospects, both development and exploration prospects.

On February 15, 2002, Terra Nostra commenced an offering to raise $100,000.00 to pay the existing debts of the Company and to provide working capital for operations. As a result of such offering, which closed on May 3, 2002, Terra Nostra raised $52,890 at $0.10 per share, of which $27,690 was paid against total debts of $29,183. The remaining debt of $1,493 was paid by a reduction in estimated accounting fees of $700 accrued by the Company and by revenues of $793 received from oil and gas operations. The remaining funds raised from the offering were used for working capital.

The Company now hopes to raise an additional $900,000. (See "ITEM 2. MANAGEMENTS DISCUSSION AND ANALYSIS AND PLAN OF OPERATION" below.) Should the Company be successful in locating further prospects it will be required to either, use the proceeds from the second offering, issue additional shares for the acquisitions, or obtain loans. It is unknown at this time whether Terra Nostra will be successful in raising any portion of its required capital.

Terra Nostra's principal place of business and its executive offices are presently located at Suite 740, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3. Terra Nostra's agent for service of process is located at 318 North Carson St., Suite 208, Carson City, Nevada 89701. (See "DESCRIPTION OF PROPERTY" below.) At present the Company does not have any full time employees working in the offices at the Montreal office but has three part time employees who handle accounting, administration and legal functions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

At present Terra Nostra has a small amount of revenue from one producing oil and gas well, however recently the expenses from that producing oil well have been in excess of any production revenue.

Management is presently raising working capital for Terra Nostra as the Company presently does not have sufficient funds to continue operations.

GENERAL

During the fiscal year ended 2001, Terra Nostra's operations were limited to passive investments in oil and gas leases and one oil well. Each of these investments was acquired during the fiscal year ended December 31, 1996. At present, Terra Nostra earns minimal income from production from its oil well in Colorado. Other than these acquisitions and a few stock issuances to meet the Company's ongoing overhead, Terra Nostra was not conducting business until recently. Management is presently raising working capital for Terra Nostra as the Company will not have sufficient funds to continue operations. Capital from equity issues or borrowings will be required to fund future expansion of Terra Nostra's business. Therefore, the audited financial statements for the fiscal years ended December 31, 2001, 2000, and 1999, included with this registration statement, are not necessarily indicative of Terra Nostra's future operations. All dollar references in this section and in our financial statements are in U.S. dollars.

PLAN OF OPERATION

Certain information in this Prospectus, including the following discussion, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. The Company intends the disclosure in these sections and throughout this Prospectus to be covered by the safe harbor provisions for forward-looking statements. All statements regarding the Company's expected financial position and operating results, its business strategy, its financing plans, and the outcome of any contingencies are forward-looking statements. These statements can sometimes by identified by the Company's use of words such as "may", "believe", "plan", "will", "anticipate", "estimate", "expect", "intend", and other phrases of similar meaning. Known and unknown risks, uncertainties and other factors could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions.

At present, based on current operations, the Company does not have sufficient cash and liquid assets to satisfy its cash requirements on a monthly basis. While the Company currently does generate income from producing oil and gas properties on a monthly basis, these proceeds are minimal and thus not sufficient to meet the Company's current monthly overhead. The Company will require approximately $250,000 to cover its anticipated overhead and operational needs for the upcoming twelve month period. Revenues generated from existing operations for the next twelve months are expected to offset operational overhead by approximately $2,000. While the Company has projected revenues from its existing operations of approximately $2,000 for the next twelve months, there is no guarantee these projections will be achieved or that any revenue will be generated from these operations.

The Company expects to have a drilling obligation on the Rosebud County, Montana leases in the first quarter of 2003. At present it does not have sufficient capital to participate in that program and it will need to raise the capital as soon as the operator notices the Company. The Company anticipates that it will have to raise capital from either its officers or directors or existing shareholders. It is not known at this time whether such capital will be in the form of equity or debt or the terms applicable to raising such funds. In the event that that Company does not raise the capital, this property would revert to the vendor.

The Company plans to review and acquire mineral properties during the next twelve months. The acquisition of properties and the development of any acquired properties are expected to require substantial expenditures either by way of cash or share issuances for acquisitions. Our goal is to acquire properties whereby we can generate sufficient revenues to fund the ongoing operations of the Company and to allow the Company to use those revenues to further build its asset base. The Company is unable to state at this time the amount of funds it will be required to raise to acquire and develop mineral properties during the next twelve months, however it will need to raise not less than $250,000 to meet its projected monthly overheads. The Company expects that it will be able to obtain additional equity and/or debt financing to meet this need from the offering by which it is raising capital at present and from its present shareholders and directors and officers, and anticipates there will be additional costs and expenses associated with such measures, the amounts of which are presently unknown. We have derived the statements of operations data set forth below and the information as at and for the nine month periods ended September 30, 2002 and 2001 from our un-audited financial statements for the period ended September 30, 2002.

Terra Nostra does not anticipate incurring any product research or development during the 12 month period. Terra Nostra anticipates expending approximately $700,000 to $900,000 during fiscal year 2003 in oil and gas and/or mining property acquisitions. The Company intends to raise funds for these acquisitions through equity and/or debt financings. During the next twelve months Terra Nostra expects to increase the number of its employees to 4 full-time employees and three part-time employees.

SUMMARY FINANCIAL DATA

Statement of Operations Data:

	NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002	NINE MONTH PERIOD ENDED SEPTEMBER 30, 2001
Net Sales	$2,469	-
Loss from operations	$98,449	$242
Business tax refund	-	$511
Net Income (loss)	($98,449)	$269
Net Income (loss) per common share	($0.007)	$0.269
Weighted average common shares outstanding	13,313,212	1,000

Balance Sheet Data:
	September 30, 2002	December 31, 2001
Cash and cash equivalents	$ 4,840	$ 470
Accounts receivable	$ 502
Prepaid expenses	$ 5,000	$ -
Other assets	$ 1,480	$ -
Oil and gas leases	$ 10,000	-
Total assets	$ 21,822	$ 470
Total stockholders' equity	$ (35,107)	$ (32,907)

RESULTS OF OPERATIONS

Revenues

Terra Nostra earned revenues of $2,469 for the nine months ended September 30, 2002, while having no revenues during the same period from the previous year. Our revenue was derived from oil production from the Company's producing well. .

Expenses

During the nine months ended September 30, 2002 and 2001, we incurred operating expenses of $100,918 and $242, respectively. The following table provides a breakdown of operating expenses by category.

General Operating Expenses

	NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002	NINE MONTH PERIOD ENDED SEPTEMBER 30, 2001
Legal fees	$ 18,555	$ -
Consulting fees	$ 42,752	$ -
Other administrative expenses	$ 39,611	$ 242
TOTAL	$ 100,918	$ 242

Consulting fees include the costs of executive management and administrative consultants. No such fees or costs were incurred during the nine months ended September 30, 2001, due to the fact that the Company was not actively in operations. Other administrative expenses have increased substantially during the first nine months of 2002, compared to the same period in 2001. This is primarily due to state filing fees and increased auditing fees resulting from the preparation and filing of our Form 10-SB registration statement and to the activities undertaken by management in seeking acquisition opportunities. As we continue to increase operations as we seek a viable merger candidate, we anticipate that our consulting fees and other administrative expenses will continue to increase. All of the Company's personnel are presently consultants to the Company who bill on the basis of work done for the Company which allows the Company to continue operations without full time employees and the costs associated therewith.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2002 we had cash of $4,840 and a working capital deficit of $40,695, compared to a working capital deficit of $28,713 at December 2001. Funds used in operations for the first nine months of 2002 were $56,226, compared to funds provided from operations of $144 for the first nine months of 2001. Since inception, we have financed operations primarily through sales of equity securities and shareholder loans and have raised a total of $119,069, with $70,596 raised for the nine month period ended September 30, 2002. Our current operating cash expenditures are expected to be approximately $10,000.00 per month.

We anticipate that we will be required to raise additional funds to finance our current plan of growth and existing operations through the next twelve months. See "PLAN OF OPERATION", above. Our principal source of capital has been equity financing from investors and our founders. Meeting our future financing requirements is dependent on access to equity and debt capital markets. We may not be able to raise additional equity when required or on favorable terms that are not dilutive to existing shareholders or obtain loans that have terms and conditions that the Company can perform under.

FINANCING ACTIVITIES

From February 15, 2002, through May 3, 2002, Terra Nostra conducted a private placement of its securities under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. From this private placement, Terra Nostra raised $52,890 from the sale of 528,890 shares of its common stock, par value $0.001. Terra Nostra used these funds to retire $27,690 of aged debt and to pay operating expenses of $25,200.

DESCRIPTION OF PROPERTY

Principal Plants and Other Property

Terra Nostra's real estate holdings are limited to office space located at Suite 740, 2160 Rue De La Montagne, Montreal, Quebec, Canada H3G 2T3. Terra Nostra is provided office space by one of its officers and directors, Mr. Richard St. Julien. Presently there is no charge to Terra Nostra and no written agreement for this office space, which serves as Terra Nostra's administrative headquarters.

Oil and Gas Properties

As discussed above, Terra Nostra has a 10% interest in certain oil and gas leases in Colorado, known as the Kejr leases, S/2 Section 11, Township 2 South, Range 56 West, Washington County, Colorado. There is one producing well on the leases, the Kejr 23-11, and one well, the Kejr 24-11, which is presently not producing and is being evaluated by the operator as to whether to re-complete the well or to plug and abandon it. All other leases held by Terra Nostra have expired.

Terra Nostra participated in the drilling of three wells on the Kejr leases during 1996 and 1997. The Kejr 23-11 came on production in December 1996 and the Kejr 24-11, which was a marginal well, brought on production by the operator in June 1997. The third well drilled on the Kejr leases, the Keela 34-10, was a dry hole. Terra Nostra also participated in drilling a well on the Hell's Canyon leases during 1997. This well was also a dry hole and was plugged and abandoned. After the drilling of one marginal well and two dry holes the Company was unable to progress beyond its initial oil and gas acquisitions due to a lack of funding and a lack of experienced personnel. The Hell's Canyon leases expired in 2001.

Reserves

We have not filed any reports of estimated total proved net oil or gas reserves with any governmental agency.

Production

We have not provided information for the years 1999 and 2000 as the Company was in a dispute with the previous operator and has been unable to obtain any reports or records relating to the Kejr leases. Buccaneer Belize purchased the interest in the Kejr wells from Bataa Oil Inc., who was the operator of the property at the time of purchase. At the time of the purchase there were a number of other purchasers, some of whom were business associates of Buccaneer Belize who had made substantial investments with Bataa Oil, Inc. not only in relation to the Kejr wells but also in regard to other oil and gas leases. In 1999, certain of those purchasers entered into litigation with Bataa Oil, Inc. asserting claims for accounting, fraud, intentional misrepresentation, breach of fiduciary duty, damages and punitive damages. The Company was invited to participate in the litigation against Bataa Oil, Inc. but declined to do so as the costs of litigation could have been well in excess of the amount recovered. As a result of the litigation, Bataa Oil, Inc. declined to provide any operating information on the Kejr wells to any of the working interest owners including the Company. Despite repeated requests by Buccaneer Belize and the Company, the information was never provided. Also, any revenues which may have been accrued or been earned have not been received to date. Bataa Oil Inc. sold the Kejr leases to the present operator, Merit on January 1, 2001. Merit took over operation of the Kejr leases in March, 2001 and the Company then began receiving operating statements and revenues on the Kejr leases. The Company has been trying to obtain the past operating information through the newly appointed operator, Merit, who has the well files received from Bataa Oil, Inc. on the purchase of the Kejr leases. Should we be successful in obtaining the information, we do not expect to be successful in collecting any revenues that may be owing without commencing litigation against Bataa Oil, Inc. As management of the Company believes that the costs of such litigation would far exceed any revenues that may be recovered and it has no plans to attempt to collect the revenues which may be owed to the Company by Bataa by commencing litigation.

The following table sets forth certain information regarding production for the year ended December 31, 2001.

Average sales price per unit of oil produced Average production cost per unit of production	$21.91 $25.86

Acreage and Wells

Developed Acreage - As of December 31, 2001, the Company owned a working interest in 320 total gross acres and 32 total net acres; "gross acres" means acres in which Terra Nostra has a working interest and "net acres" means Terra Nostra's aggregate working interest in the gross acres. This acreage relates to S/2 Section 11, Township 2 South, Range 56 West, Washington County, Colorado known as the Kejr leases.

Undeveloped Acreage - As of December 31, 2001 the Company held no further interest in any undeveloped acres.

Drilling Activity - The Company participated in the drilling of three wells on the Kejr leases, one in 1996 and two in 1997. The Kejr 23-11 came on production in December, 1996, the Kejr 24-11 came on production in June, 1997 and the Kella 34-10 was a dry hole. The Kejr 24-11, that is presently not producing, is being evaluated by the operator who will be determining whether to re-complete the well or to plug and abandon it during 2002. The Company also participated in drilling a well on the Hell's Canyon leases during 1997 which was a dry hole. No further drilling activity has taken place since 1997.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Clifford L. Winsor, an officer and member of the Board of Directors of the Company from February 7, 1994 to July 25, 2002, personally funded a total of $10,146 from incorporation to February 1, 2002. Mr. Winsor accepted the following shares in partial settlement of the amount owed to him by the Company. At December 31, 2001 the Company owed Mr. Winsor a total of $8,786. As at the date of this filing, the Company the debt to Mr. Winsor was paid in full.

Date	Shares	Amount
February 7, 1994	27	275
April 1, 1995	19	185
March 16, 1997	65	650
January 1, 2001	19	250
	130	$1490

On August 20, 1996 Buccaneer Belize lent the Company $10,450 for the purchase of the Kejr Leases on behalf of the Company. Prior to this transaction, Buccaneer Belize was the sole shareholder of the Company. Buccaneer Belize accepted 500 shares of Common Stock on September 1, 1996 in settlement of this debt. On September 1, 1996 Buccaneer Belize assigned its 10% working interest in Petroleum and Natural Gas leases located in Washington County, Colorado to the Company. Additionally on June 1, 1997, Buccaneer Belize transferred its 2% working interest in Petroleum and Natural Gas leases known as the "Hells Canyon Prospect" located in Wyoming to the Company. From the time of acquisition of these properties in September 1996 through December 31, 2001, Buccaneer Belize paid drilling costs on the Kejr and Hells Canyon leases totaling $39,215 and all of the income for the period ending December 31, 1998. For the years 1997 and a portion of 1998 a total of $21,412. in production revenue from the Kejr wells was received by Buccaneer Belize and was offset against the Company's outstanding loans. Income for a portion of 1998 and the years 1999 and 2000 were withheld by the previous operator as a result of a dispute and therefore neither Buccaneer Belize nor the Company received any income from the Kejr well during this period. As a result, Buccaneer Belize paid out expenses in excess of all income received from the wells. Such amount is a debt owed by the Company to Buccaneer Belize in the approximate amount of $17,000 as reflected on the balance sheet of the Company and has no specific repayment terms. As at the date of this filing the amount owed to Buccaneer Belize has been paid in full.

On February 12, 2002, the Company issued a total of 6,500,000 shares to International Securities Group Inc., the Company that handles the administration, legal and accounting services and provides office space to the Company. The shares were issued pursuant to a promissory note between International Securities Group Inc. and the Company. As of the date of this filing an amount of $11,807 remained owing to the Company from International Securities Group Inc.

TERRA NOSTRA COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Terra Nostra's common stock is not now traded, but upon effectiveness of this Registration Statement and clearance of any comments issued by the Securities and Exchange Commission regarding this Registration Statement, the Company shall apply for quotation on the NASD Over-the Counter Bulletin Board quotation service.

Terra Nostra, as of the date of the filing of this registration statement, has no outstanding options or warrants to purchase or other securities convertible into common equity of the Company. Currently, 7,552,000

Stockholders

As of the date of this filing, Terra Nostra had 62 shareholders of record of its common stock. A total of 7,532,500 shares could be sold pursuant to Rule 144 under the Securities Act of 1933 subject to certain volume and manner of sale requirements set forth in Rule 144.

Dividends

No dividends on outstanding common stock have been paid within the last two fiscal years, and interim periods. Terra Nostra does not anticipate or intend upon paying dividends for the foreseeable future.

EXECUTIVE COMPENSATION

The following table sets forth information for the individuals who served as the CEO of Terra Nostra during any portion of the last 3 fiscal years. No disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus for the last completed fiscal year did not exceed $100,000. Accordingly, no other executive officers of Terra Nostra are included in the table.

Annual Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensa-tion Stock	Restricted Stock Award ($)	Securities Underlying Options/SARs (#)	LTIP	Other
Clifford L. Winsor, President and Director	1999	$0	0	0	0	0	0	0
Clifford L. Winsor, President and Director	2000	$0	0	0	0	0	0	0

Clifford L. Winsor, President and Director	2001	$0	0	0	0	0	0	0
Clifford L. Winsor, President and Director	2002	$0	0	0	0	0	0	0
Regis Bosse, President and Director	2002	$0	0	0	0	0	0	0

 Compensation Pursuant to Management Contracts.

Terra Nostra presently does not have any management contracts. Terra Nostra currently receives management, accounting, legal and administrative services at no cost from International Securities Group Inc., the Company's largest shareholder. The Company expects sometime during fiscal year 2002 to commence incurring costs and paying for management and other employment services either through management contracts or employment contracts.

Other Compensation

None; no stock appreciation rights or warrants exist.

Compensation of Directors

Terra Nostra did not pay any compensation services to directors during the fiscal year ended December 31, 2001. Terra Nostra presently has no plans to compensate its directors.

Termination of Employment and Change of Control Arrangements

None.

Key Employees Incentive Stock Option Plan

None.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

The Nevada General Corporation Law requires Terra Nostra to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. Terra Nostra's Articles of Incorporation eliminate personal liability of directors and officers, to Terra Nostra or its stockholders, for damages for breach of their fiduciary duties as directors or officers, except for liability (i) for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law, or (ii) for the unlawful payment of dividends.

In addition, Terra Nostra's Bylaws provide that Terra Nostra shall indemnify, to the fullest extent authorized or permitted by law, its officers and directors for any liability including the reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Company.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART F/S

TERRA NOSTRA RESOURCES LTD

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

INDEPENDENT AUDITOR'S REPORT and

AUDITED FINANCIAL STATEMENTS

DECEMBER 31, 2001 and 2000

and

UNAUDITED FINANCIAL STATEMETS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002

TERRA NOSTRA RESOURCES LTD.
(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

Contents:
Audited Financial Statements:
Audit Report of Stan J.H. Lee, CPA	F-3
Balance Sheets as of December 31, 2001	F-4
Statements of Operations and Deficits for the calendar years ended December 31, 2001 and 2000	F-5
Statements of Cash Flows for the calendar years ended December 31, 2001 and 2000	F-6
Statements of Stockholders' Equity for the calendar years ended December 31, 2001 and 2000	F-7
Notes to Audited Consolidated Financial Statements	F-8
Unaudited Financial Statements:	F-12
Balance Sheet as of September 30, 2002	F-12
Statements of Operations and Deficits for the nine months ended September 30, 2002 and 2001	F-13
Statements of Cash Flows for the nine months ended September 30, 2002 and 2001	F-14
Statements of Stockholders' Equity for the nine months ended September 30, 2002 and 2001	F-15
Notes to Consolidated Unaudited Financial Statements	F-16

Stan J.H. Lee, CPA 2182 Lemoine Avenue Suite 200 Fort Lee, NJ 07024	Tel) 201-681-7475 Fax) 815-846-7550

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of:
Terra Nostra Resources Ltd
(Formerly Known As Renegade Recreational Rentals Inc.)
1530 9th Avenue S.E.
Calgary, Alberta. T2G OT7

I have audited the accompanying financial statements of Terra Nostra Resources Ltd. as of December 31, 2001 and for the period beginning February 7, 1994 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

I conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Nostra Resources Ltd. as of December 31, 2001 and the results of its operations and its cash flows for the period beginning February 7, 1994 (inception) to December 31, 2001, in conformity with the generally accepted accounting principles.

/s/ Stan J.H. Lee, CPA
Stan J.H. Lee, CPA
January 31, 2002
Fort Lee, NJ

TERRA NOSTRA RESOURCES LTD

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS AT DECEMBER 31
ASSETS
	2001	2000
Current Assets
Cash	$470	$--
Total Current Assets	470	--

Fixed Assets
Oil and gas leases (Note 1)	53,330	53,330
Less: accumulated depletion and impairment	(53,330)	(53,330)
Total Fixed Assets	--	--

Total Assets	$470	$--

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$530	$--
Accrued expenses	3,000	2,250
Shareholders' Loans (Note 3)	25,653	25,684
Total Current Liabilities	29,183	27,934

Future Site Restoration	4,194	4,033

Stockholders' Equity Common Stock - authorized 1,000 shares of no par value (Note 2)	22,820	22,570
Accumulated deficit	(55,727)	(54,537)
Total Stockholders' Equity	(32,907)	(31,967)

Total Liabilities and Stockholders' Equity	$470	$--

TERRA NOSTRA RESOURCES LTD

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	2001	From Inception (February 7, 1994) through December 31, 2000	From Inception (February 7, 1994) through December 31, 2001
Sales & other revenues
Petroleum & natural gas (net of royalties)	$2,938	$21,412	$24,350
Less:
Related costs (including depletion and impairment)	(3,629)	(63,678)	(67,307)
	(691)	(42,266)	(42,957)

Expenses
Other Administrative expenses	1,010	5,215	6,225

Earnings (Loss) from operations	(1,701)	(47,481)	(49,182)

Other income and expenses
Write off loan receivable	--	(7,056)	(7,056)
Business tax refund	511	--	511
	(1,190)	(54,537)	(55,727)

Provision for income taxes	--	--	--

Net Income (Loss)	$(1,190)	$(54,537)	$(55,727)

Net Income (Loss) per Common Share	$(1.19)	$(91.97)	$(86.40)

Weighted Average Number of Common Shares Used in Calculation	1,000	593	645

TERRA NOSTRA RESOURCES LTD

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
	2001	From Inception (February 7, 1994) through December 31, 2000	From Inception (February 7, 1994) through December 31, 2001

Cash From Operating Activities:
Net income (loss) from continuing operations	$(1,190)	(54,537)	$(55,727)
Reconciling adjustments
Depreciation and amortization	161	57,363	57,524
Changes in operating assets and liabilities
Accounts payable and accrued expenses	1,280	2,250	3,530
Net Cash Flows From Operating Activities	251	5,076	5,327

Cash From Investing Activities:
Acquisition of oil and gas properties	__	(53,330)	(53,330)
Net Cash Flows From Investing Activities	__	(53,330)	(53,330)

Cash From Financing Activities:
Shareholders' loan	219	25,684	25,903
Issue of common stock	__	22,570	22,570
Net Cash Flows From Financing Activities	219	48,254	48,473

Net change in cash and cash equivalents	470	__	470
Cash at beginning of period	__	__	__
Cash at end of period	$470	__	$470

Supplementary disclosure of cash flow transactions

Non Cash Investing and Financing Activities
Movement in Shareholders' loan	(31)	__	25,653
Common stock issued in part settlement of shareholders' loan	250	__	250
Cash received	219	__	25,903

 TERRA NOSTRA RESOURCES LTD

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED

DECEMBER 31, 2001 and 2000

	Common Stock
	Shares	Amount	Accumulated Surplus (Deficit)	Total Shareholders Equity

Balance at December 31, 1999	981	22,570	(12,552)	10,018
Net (loss) - year 2000	__	__	(41,985)	(41,985)
Balance at December 31, 2000	981	22,570	(54,537)	(31,967)
Issue of Common Stock	19	250	__	250
Net (loss) - year 2001	__	__	(1,190)	(1,190)
Balance at December 31, 2001	1,000	$ 22,820	$ (55,727)	$ (32,907)

Terra Nostra Resources Ltd.

(Formerly known as Renegade Recreational Rentals Inc.)

(A Development Stage Company)

Notes to Financial Statements

December 31, 2001 and 2000

Note 1- Summary of Significant Accounting Policies

This summary of significant accounting policies of Terra Nostra Resources Ltd. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the financial statements, which are stated in U.S. Dollars.

Organization

Renegade Recreational Rentals Inc. (the "Company") was incorporated under the laws of the State of Nevada on February 7, 1994 for the purpose of renting jet boats. The Company's Charter was revoked on

November 1, 1996 and subsequently re-instated on October 11, 2000. The Company name has been changed to Terra Nostra Resources Ltd.

During 1994, the Company funded the development of a jet boat prototype. Due to inherent mechanical and structural problems with the jet boat, the project was deemed infeasible and subsequently abandoned.

Operations

Oil and Gas Activities:

During the year 1996, Company acquired a 10% interest in certain Petroleum and Natural Gas Rights located in Washington County, Colorado, known as the "Kejr Prospect". In 1997, the Company acquired a 2% interest in Petroleum and Natural Gas Rights located in Wyoming, known as "Hells Canyon Prospect".

The Company has elected to follow the full cost method of accounting for these activities. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are depleted on the unit of production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a "ceiling test", which basically limits such costs to the aggregate of the "estimated present value" discounted at a 10-precent interest rate of future net revenues from proved reserves based on current economic and operating conditions, plus the lower of cost or fair market value of unproved reserves.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonment of properties are accounted for as adjustments of capitalized costs with no loss recognized. At December 31, 2001, the average production cost per unit of oil was greater than the average sales price per unit of oil produced. Accordingly, the oil and gas leases have been written down in their entirety.

Development Stage Enterprise

Based upon the Company's business plan, it is a development stage enterprise as of the year ending December 31, 2001. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States that apply in establishing operating enterprises. As a development stage enterprise, the Company disclosed the deficit accumulated deficit during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Use of Estimates in the preparation of the financial statements

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Earnings (Loss) Per Share

Earnings (loss) per share of common stock is computed based on the weighted average number of 1,000 common shares the year ended December 31, 2001 and 981 weighted average number of common shares for the year 2000, respectively. Fully diluted earnings per share are not presented because they are anti-dilutive.

Risks and Uncertainties

The Company is subject to substantial risks and uncertainties inherent in the operation of oil and gas properties.

Restatement of Financial Statements

The financials statements have been restated from that previously filed and made publicly available to reflect the provisions of FASB7 - "Accounting and Reporting by Development Stage Enterprises." In addition, the net loss for the year 2001 have been reduced by $24,897 resulting from a reduction in interest income of $1,250 and a reduction in expenses of $26,157 for impairment of oil and gas properties effected in the year 2000. Certain other reclassifications have been made to conform to current classification. The effect of the restatement is to reduce the net loss per common share by $24.89, from $26.08 per share to $1.19 per share.

Note 2 - Stockholders' Equity

Common Stock

The Company is authorized to issue 1,000 shares of common stock at no par value and had 1,000 shares of common stock issued and outstanding as of December 31, 2001 and 981 for the year 2000.

Subsequent to the year end, on January 21, 2002 the shareholders approved the increase in the authorized capitalization of the Company to 100 million shares of common stock at a par value of $0.001. Additionally, the shareholders resolved to forward split the common stock at a ratio of 7,500: 1.

Warrants and options

There are no warrants or options outstanding to issue any additional shares of common stock.

Note 3 - Related Party Transactions

Clifford L. Winsor, a director of the Company is owed $8,786 with respect to business expenses paid by him on behalf of the Company. At December 31, 2001 this liability is included in Shareholders' Loans.

Buccaneer Belize, a Company located in Belize, has provided loans totaling $17,397. These loans bear no interest and have no stated repayment terms. At December 31, 2001, this liability is included in Shareholders' Loans.

During the year ended December 31, 1994 the Company lent $7,056 to Renegade Recreational Products Inc., a Company in which Mr. Winsor is a director and officer. The debt accrues interest at the rate of 10% per annum and has no specified repayment terms. At December 31, 2001 the total debt, which is disclosed as Loan Receivable, was $13,750.

Note 4 - Recent Accounting Pronouncements

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin no. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarized certain of the SEC's views regarding the application of generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC amended SAB 101 to acquire companies with fiscal years beginning after December 15, 1999 to implement the provisions of SAB 101 no later than the fourth fiscal quarter. The Company adopted the provision of SAB 101 in fiscal quarter ending December 31, 2000. The Company does not expect the adoption to have material effect on its financial statements.

Note 5 - Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expenses or benefits due to the fact that the Company did not have any material operations for the three years period.

The income taxes were calculated at the statutory rates of the federal and state franchise tax authorities.

The Company has incurred losses that can be carried forward to offset future earnings of condition of the Internal Revenue Codes are met.

TERRA NOSTRA RESOURCES LTD.

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	September 30, 2002 (Unaudited)	Dec. 31, 2001 (Audited)
ASSETS
Current Assets
Cash	$4,840	$470
Accounts receivable	502	--
Prepaid expenses	5,000	--
Other assets	1,480	--
Total Current Assets	11,822	470

Fixed Assets
Oil and gas leases	63,330	53,330
Less: accumulated depletion and impairment	(53,330)	(53,330)
Total Fixed Assets	10,000	--

Total Assets	$21,822	$470

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$50,017	$530
Accrued expenses	2,500	3,000
Shareholders' Loans	--	25,653
Total Current Liabilities	52,517	29,183

Future Site Restoration	4,412	4,194
Total Liabilities	$56,929	$33,377
Stockholders' Equity Common Stock - authorized 100,000,000 shares of 0.001 par value; 14,528,900 issued and outstanding for 2002	140,710	22,820
Proceeds due from the issue of common stock	(21,641)	--
Accumulated deficit	(154,176)	(55,727)
Total Stockholders' Equity	(35,107)	(32,907)

Total Liabilities and Stockholders' Equity	$21,822	$470

The accompanying notes are an integral part of these unaudited statements.

TERRA NOSTRA RESOURCES LTD.

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
	Nine months to September 30, 2002 (Unaudited)	Nine months to September 30, 2001 (Unaudited)	From Inception (February 7, 1994) through September 30, 2002 (Unaudited)
Sales & other revenues
Petroleum & natural gas (net of royalties)	$4,184	$--	$28,534
Less:
Related costs (including depletion and impairment)	1,715	--	(69,022)
	2,469	--	(40,488)

Expenses
Legal	18,555	--	18,555
Consulting fees	42,752	--	42,752
Other Administrative expenses	39,611	242	45,836
	100,918	242	107,143

Earnings (Loss) from operations	(98,449)	(242)	(147,631)

Other income and expenses
Write off loan receivable	--	--	(7,056)
Business tax refund	--	511	511
	(98,449)	269	(154,176)

Provision for income taxes	--	--	--

Net Income (Loss)	$(98,449)	$269	$(154,176)

Net Income (Loss) per Common Share	$(0.007)	$0.269	$(0.03)

Weighted Average Number of Common Shares Used in Calculation	13,313,212	1,000	5,569,704

The accompanying notes are an integral part of these unaudited statements.

TERRA NOSTRA RESOURCES LTD.

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
	Nine months to September 30, 2002 (Unaudited)	Nine months to September 30, 2001 (Unaudited)	From Inception (February 7, 1994) through September 30, 2002 (Unaudited)
Cash From Operating Activities:
Net income (loss) from continuing operations	$(98,449)	$269	$(154,176)
Reconciling adjustments
Depreciation and amortization	218	--	57,742
Changes in operating assets and liabilities
Accounts receivable	(502)	--	(502)
Prepaid Expenses	(5,000)	--	(5,000)
Other asset	(1,480)	--	(1,480)
Accounts payable and accrued expenses	48,987	(125)	52,517
Net Cash Flows From Operating Activities	(56,226)	144	(50,899)

Cash From Investing Activities:
Acquisition of oil and gas properties	(10,000)	--	(63,330)
Net Cash Flows From Investing Activities	(10,000)	--	(63,330)

Cash From Financing Activities:
Issue of common stock	117,890	250	140,460
Proceeds due from the issue of common stock	(21,641)	--	(21,641)
Shareholders' loan	(25,653)	94	250
Net Cash Flows From Financing Activities	70,596	344	119,069

Net change in cash and cash equivalents	4,370	488	4,840
Cash at beginning of period	470	--	--
Cash at end of period	$4,840	$488	$4,840

Supplementary disclosure of cash flow transactions
Non Cash Investing and Financing Activities
Movement in Shareholders' loan	--	(156)	--
Common stock issued in part settlement of shareholders' loan	--	250	--
Cash received	--	94	--

The accompanying notes are an integral part of these unaudited statements.

TERRA NOSTRA RESOURCES LTD.

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS' EQUITY

Unaudited

Common Stock Shares Amount	Accumulated Surplus (Deficit)	Total Shareholders Equity
Balance at December 31, 1999	981	22,570	(12,552)	10,018
Net (loss) - year 2000	--	--	(41,985)	(41,985)
Balance at December 31, 2000	981	22,570	(54,537)	(31,967)
Issue of Common Stock	19	250	--	250
Net (loss) - year 2001	--	--	(1,190)	(1,190)
Balance at December 31, 2001	1,000	$ 22,820	$ (55,727)	$ (32,907)
Forward split at 7500:1	7,500,000	$ 22,820	$ (55,727)	$ (32,907)
Issue of Common Stock	7,028,900	117,890	--	117,890
Proceeds due from the issue of common stock	--	(21,641)	--	(21,641)
Loss for the period	--	--	(98,449)	(98,449)
Balance at September 30, 2002	14,528,900	119,069	(154,176)	(35,107)

TERRA NOSTRA RESOURCES LTD.

(FORMERLY KNOWN AS RENEGADE RECREATIONAL RENTALS INC.)

(A DEVELOPMENT STAGE COMPANY)

Notes to Unaudited Financial Statements

September 30, 2002

Note 1 - Management's Statement

The financial statements included herein have been prepared by Terra Nostra Resources Ltd. (the "Company") without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2001, audited financial statements and the accompanying notes included in the General Form for Registration of Securities of Small Business Issuers on Form 10-SB. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respect's dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

The management of the Company believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

Note 2 - Summary of Significant Accounting Policies

Organization and Operations

The Company was incorporated as Renegade Recreational Rentals Inc. under the laws of the State of Nevada on February 7, 1994 for the purpose of renting jet boats. The Company's Charter was revoked on November 1, 1996 and subsequently re-instated on October 11, 2000. The Company's name was changed to Terra Nostra Resources Ltd. on January 25, 2002.

The Company owns interests in producing oil and gas properties located in Washington County, Colorado and exploration oil and gas leases in Rosebud County, Montana.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

[OUTSIDE BACK COVER OF PROSPECTUS]

TABLE OF CONTENTS

PROSPECTUS SUMMARY -4-

ABOUT TERRA NOSTRA CORPORATION -4-

THE OFFERING -4-

FORWARD LOOKING STATEMENTS -5-

RISK FACTORS -5-

RISKS RELATING TO OUR BUSINESS: 7

Speculative Business Plan 7

Lack of Operations and Experienced Staff in our Industry 7

History of Losses

Lack of Capital

Possible Dilution in the Event of a Project Acquisition, Merger or Business Acquisition

Lack of Sufficient Revenues from Current Operations

No Assurance of Return on Investment

Marketability of Oil and Gas Affected by Many External Factors

Lack of Public Market

WHERE YOU CAN FIND MORE INFORMATION -8-

FORWARD LOOKING STATEMENTS -8-

SALES OF SECURITIES BY SELLING SHAREHOLDERS -8-

DETERMINATION OF OFFERING PRICE -8-

SELLING SHAREHOLDERS -9-

LEGAL PROCEEDINGS -10-

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS -11-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT -12-

DESCRIPTION OF CAPITAL STOCK -14-

COMMON STOCK -14-

INTERESTS OF NAMED EXPERTS & COUNSEL -14-

DESCRIPTION OF BUSINESS -14-

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. -16-

DESCRIPTION OF PROPERTY -20-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -21-

TERRA NOSTRA COMMON EQUITY AND RELATED STOCKHOLDER MATTERS -23-

EXECUTIVE COMPENSATION -22-

LIMITATION OF DIRECTORS AND OFFICERS LIABILITY AND INDEMNIFICATION -22-

FINANCIAL STATEMENTS F-1 - F16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The information required by this Item is incorporated by reference to "LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION" in the Prospectus herein.

EXPERTS

The audited financial statements of Terra Nostra Resources Ltd., for the fiscal year ended December 31, 2001, and for the period beginning February 7, 1994 (inception) to December 31, 2001, have been included in this prospectus in reliance on the report of Stan J.H. Lee, CPA, independent certified public accountant, given on the authority of Mr. Lee as an expert in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Terra Nostra has agreed to pay all expenses associated with the preparation and filing of this registration statement, including registration fees, transfer agent's fees, printing and engraving fees and legal and accounting fees. The selling shareholders shall be responsible for any commissions or selling fees incurred in connection with the sale of the securities registered under this registration statement.

LEGAL OPINION

W. Scott Lawler, U.S. securities counsel, will issue an opinion about the legality of the shares of common stock being registered in this registration statement.

RECENT SALES OF UNREGISTERED SECURITIES

On January 1, 2001, the Company issued a total of 19 shares to Clifford Larry Winsor in settlement of $250.00 worth of debt. This offering was conducted pursuant to Rule 4(2) of the Securities Act of 1933 as a non-public offering due to the fact that there was only one subscriber contemplated for the shares made available under this offering.

On February 12, 2002, the Company issued a total of 6,500,000 shares to International Securities Group Inc. in exchange for a promissory note in the face amount of $65,000 payable over six (6) months in equal monthly installments. This offering was conducted pursuant to Rule 4(2) of the Securities Act of 1933 as a non-public offering due to the fact that there was only one subscriber contemplated for the shares made available under this offering.

On February 15, 2002, the Company commenced a private placement of 1,000,000 shares of its common stock at $0.10 per share. The Company incurred costs and expenses totaling $4,000 for printing, legal and accounting in connection with this offering. Through May 10, 2002, the Company sold a total of 528,900 shares under this offering and realized gross proceeds of $52,890 therefrom. The sale of the common stock was exempt from registration pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Neither the Company nor any person acting on its behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Each purchaser represented to the Company that he was purchasing the securities for his own account and not for the account of any other persons. Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Following is a list of the people that subscribed to this offering under Regulation D.

Charles J. Rumsey, Jr.
Donna Gilbrech
Bill Lannon
Hansen Retirement Strategies Pension Plan
Scott Hansen
Investment Painting Services

A majority of the sales of securities occurring under this offering were also exempt from registration due to the exemption found in Regulation S promulgated by the Securities and Exchange Commission under the Securities Act of 1933, in addition to being exempt from registration pursuant to Regulation D. These sales were offshore transactions since all of the offerees were not in the United States and the purchasers were outside the United States at the time of the purchase. Moreover, there were no directed selling efforts of any kind made in the Untied States neither by the Company nor by any affiliate or any person acting on its behalf in connection with this offering. All offering materials and documents used in connection with the offers and sales of the securities included statements to the effect that the securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the Act or an exemption therefrom is available and that no hedging transactions involving those securities may not be conducted unless in compliance with the Act. Each purchaser under Regulation S certified that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom and the Company is required to refuse to register any transfer that does not comply with such requirements.

Following is a list of the people that subscribed to this offering under Regulation S.

Bill Lannon	Chung S. Yue
Clint Stewart	David Power
David Romano	Donald Nicholson
Don Byers	Dorothy M Casady
Double D. Ventures Inc.	Ed Chynoweth
Elizabeth Ringoir	Evelyn Stewart
Geoff Saxton	George Christou
Jacqueline Danforth	Harold v. Pedersen
John Zupancic	Irene Fisher
Kimberly Danforth	JeanDan Management Ltd.

Laura Romano	Karen Koyich
Lydja Yue	Larry Dziwenka
Marilyn Byers	Lis Saxton
Mary C. Blue	Manish Bindal
Merla Pedersen	Mary Alice Zupancic
Paris Tippe	Maureen Armstrong
Robert J. Anderson	Oly Ratzlaff
Scott Koyich	Patricia Kellough
Teresa Sparham	Regency Salvage Inc.
Tom Ringoir	Scott Hansen
Tyler Cran	Sehra Bindal
Victor Kellough	Tom Kennedy

The Company did not pay any commissions or discounts, nor were any underwriters utilized in connection with any of the offerings described above.

EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits:

3(i)	Articles of Incorporation and amendments thereto	Incorporated by reference to the Exhibits attached to the Company's Registration Statement on Form 10-SB filed with the SEC on February 19, 2002, file number 000- 49631.
3(ii)	Form of Common Stock Specimen	Incorporated by reference to the Exhibits attached to the Company's Registration Statement on Form 10-SB filed with the SEC on February 19, 2002, file number 000- 49631.
4	Bylaws	Incorporated by reference to the Exhibits attached to the Company's Registration Statement on Form 10-SB filed with the SEC on February 19, 2002, file number 000- 49631.
5	Legality Opinion	Filed herewith.
10.1	General Conveyance Agreement dated September 1, 1996, by and between the Company and Buccaneer Holdings Inc., a Belize corporation	Incorporated by reference to the Exhibits attached to the Company's Registration Statement on Form 10-SB, Amendment No. 2, filed with the SEC on May 16, 2002, file number 000- 49631.

23.1	Consent of Stan J.H. Lee	Filed herewith.
23.2	Consent of W. Scott Lawler, Esq.	Included in Exhibit 5 filed herewith.

(b) The following reports on Form 8-K were filed during the last fiscal quarter prior to the date of this registration statement.

None.

UNDERTAKINGS

Terra Nostra undertakes that it shall:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the provisions of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Montreal, Province of Quebec on January 20, 2003.

TERRA NOSTRA RESOURCES LTD.
Dated: January 20, 2003	/s/ REGIS BOSSE_____ Executed on behalf of Mr. Regis Bosse, President, by his Attorney-in-fact, Mr. W. Scott Lawler

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities and on the dates indicated pursuant to a signed power of attorney executed by such persons appointing W. Scott Lawler. Such power of attorney made Mr. Lawler a true and lawful attorney-in-fact and agent, with full power of substitution, of each person named below and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto Mr. Lawler full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that Mr. Lawler may lawfully do or cause to be done by virtue hereof.

/s/ REGIS BOSSE_____ Regis Bosse President and Member of the Board of Directors (Principal Executive and Principal Accounting Officer)	January 20, 2003
/s/ CLEMENT PATENAUD_ Clement Patenaude Member of the Board of Directors	January 20, 2003
____________________________ Carl Caumartin Member of the Board of Directors	January 20, 2003
/s/ RICHARD ST. JULIEN Richard St. Julien Member of the Board of Directors	January 20, 2003
_____________________________ Marcel Lalancette Member of the Board of Directors	January 20, 2003